EXHIBIT 99.1

Applied Industrial Technologies Reports Fiscal 2021 Third Quarter Results

•Net Sales of $840.9 Million Up 1.2% YoY; Up 0.4% on an Organic Daily Basis
•Net Loss of $56.1 Million, or $1.42 Per Share
•Adjusted Net Income of $54.1 Million, or $1.37 Per Share; Adjusted EBITDA of $86.8 Million
•Operating Cash Flow of $44.1 Million; Free Cash Flow of $40.3 Million

CLEVELAND, OHIO (April 29, 2021) – Applied Industrial Technologies (NYSE: AIT), a leading value-added distributor and technical solutions provider of industrial motion, fluid power, flow control, automation technologies, and related maintenance supplies, today reported results for its fiscal 2021 third quarter ended March 31, 2021.

Net sales for the quarter increased 1.2% to $840.9 million from $830.8 million in the prior year. The change includes a 1.8% increase from acquisitions and a 0.6% increase from foreign currency translation, partially offset by a negative 1.6% impact from one less selling day. Excluding these factors, sales increased 0.4% on an organic daily basis reflecting a 0.4% increase in the Service Center segment and a 0.2% increase in the Fluid Power & Flow Control segment. The Company reported net income of $56.1 million, or $1.42 per share. Results include non-routine income of $2.6 million pre-tax. Excluding this income, the Company reported non-GAAP adjusted net income of $54.1 million, or $1.37 per share, and adjusted EBITDA of $86.8 million.

Neil A. Schrimsher, Applied’s President & Chief Executive Officer, commented “This was a solid quarter for Applied across many fronts. Sales exceeded our expectations and grew slightly over the prior year reflecting improving end-market demand and our industry position. At the same time, we expanded gross margins and leveraged a leaner cost structure that has been refined over the past year. These dynamics more than offset the elimination of various temporary cost actions and drove favorable earnings growth, while our working capital initiatives continue to support cash flow. Results highlight Applied’s strong execution and potential as the next phase of the industrial economy unfolds.”

Mr. Schrimsher added, “Looking ahead, I believe we are entering a favorable period for Applied and all stakeholders. Indications of cyclical and secular demand tailwinds are building within legacy and emerging market verticals. We are seeing greater break-fix and maintenance activity across our service center network, as well as stronger orders within our fluid power, specialty flow control, and automation offerings. This is accelerating sales growth as we lap prior year pandemic-related weakness, with month-to-date organic sales in April up approximately 10% year over year. While supply chain constraints and inflation are increasing industry-wide, we are in a strong spot to manage through these early cycle dynamics and continue to drive accretive growth opportunities going forward, reflecting our leading technical position and strategy. Combined with our cross-selling potential, self-help margin initiatives, and strong balance sheet, we have a clear path to drive meaningful value creation into fiscal 2022 and beyond.”

Outlook
Based on month-to-date sales in April and assuming normal seasonal patterns, the Company would project fiscal 2021 fourth quarter sales to increase 12% to 13% year over year on an organic basis.

Dividend
Today the Company announced that its Board of Directors declared a quarterly cash dividend of $0.33 per common share, payable on May 28, 2021, to shareholders of record on May 14, 2021.

Conference Call Information
Applied will host its quarterly conference call for investors and analysts at 10 a.m. ET on April 29, 2021. Neil A. Schrimsher – President & CEO, and David K. Wells – CFO will discuss the Company's performance. A supplemental investor deck detailing latest quarter results is available for reference on the investor relations portion of the Company’s website at www.applied.com. To join the call, dial 877-311-4351 (toll free) or 614-999-9139 (for International callers) using conference ID 1278031. A live audio webcast can be accessed online through the investor relations portion of the Company's website at www.applied.com. A replay of the call will be available for two weeks by dialing 855-859-2056 or 800-585-8367 (both toll free), or 404-537-3406 (International) using conference ID 1278031.

About Applied®
Applied Industrial Technologies is a leading value-added distributor and technical solutions provider of industrial motion, fluid power, flow control, automation technologies, and related maintenance supplies. Our leading brands, specialized services, and comprehensive knowledge serve MRO and OEM end users in virtually all industrial markets through our multi-channel capabilities that provide choice, convenience, and expertise. For more information, visit www.applied.com.

This press release contains statements that are forward-looking, as that term is defined by the Securities and Exchange Commission in its rules, regulations and releases. Applied intends that such forward-looking statements be subject to the safe harbors created thereby. Forward-looking statements are often identified by qualifiers such as “believe,” “expect,” “will,” “outlook,” “project”, and derivative or similar expressions. All forward-looking statements are based on current expectations regarding important risk factors including trends in the industrial sector of the economy, the effects of the health crisis associated with the COVID-19 pandemic on our business operations, results of operations, and financial condition, and other risk factors identified in Applied's most recent periodic report and other filings made with the Securities and Exchange Commission, many of which risks are amplified by circumstances arising out of the COVID-19 pandemic. Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by Applied or any other person that the results expressed therein will be achieved. Applied assumes no obligation to update publicly or revise any forward-looking statements, whether due to new information, or events, or otherwise.

# # #

CONTACT INFORMATION

Ryan D. Cieslak
Director – Investor Relations & Treasury
216-426-4887 / rcieslak@applied.com

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Net Sales	$840,937	$830,797	$2,340,031	$2,520,576
Cost of sales	593,712	594,045	1,667,491	1,791,130
Gross Profit	247,225	236,752	672,540	729,446
Selling, distribution and administrative expense, including depreciation	172,758	183,702	498,659	556,485
Intangible and other impairment	-	131,000	49,528	131,000
Operating (Loss) Income	74,467	(77,950)	124,353	41,961
Interest expense, net	7,608	8,805	22,919	28,447
Other income, net	(1,657)	(1,428)	(1,746)	(1,643)
Income (Loss) Before Income Taxes	68,516	(85,327)	103,180	15,157
Income Tax Expense (Benefit)	12,453	(2,550)	17,667	21,104
Net Income (Loss)	$56,063	$(82,777)	$85,513	$(5,947)
Net Income (Loss) Per Share - Basic	$1.44	$(2.14)	$2.21	$(0.15)
Net Income (Loss) Per Share - Diluted	$1.42	$(2.14)	$2.18	$(0.15)
Average Shares Outstanding - Basic	38,835	38,682	38,779	38,647
Average Shares Outstanding - Diluted	39,412	38,682	39,261	38,647

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1) Applied uses the last-in, first-out (LIFO) method of valuing U.S. inventory. An actual valuation of inventory under the LIFO method can only be made at the end of each year based on the inventory levels and costs at that time. Accordingly, interim LIFO calculations are based on management's estimates of expected year-end inventory levels and costs and are subject to the final year-end LIFO inventory determination.

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	March 31,	June 30,
	2021	2020

Assets
Cash and cash equivalents	$304,016	$268,551
Accounts receivable, net	510,080	449,998
Inventories	358,237	389,150
Other current assets	54,023	52,070
Total current assets	1,226,356	1,159,769
Property, net	116,951	121,901
Operating lease assets, net	84,062	90,636
Intangibles, net	287,686	343,215
Goodwill	559,196	540,594
Other assets	31,137	27,436
Total Assets	$2,305,388	$2,283,551

Liabilities
Accounts payable	$217,252	$186,270
Current portion of long-term debt	78,644	78,646
Other accrued liabilities	169,850	161,167
Total current liabilities	465,746	426,083
Long-term debt	773,404	855,143
Other liabilities	131,331	158,783
Total Liabilities	1,370,481	1,440,009
Shareholders' Equity	934,907	843,542
Total Liabilities and Shareholders' Equity	$2,305,388	$2,283,551

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended March 31,

	2021	2020

Cash Flows from Operating Activities
Net income	$85,513	$(5,947)
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization of property	15,641	15,997
Amortization of intangibles	26,238	31,671
Intangible and other impairment	49,528	131,000
Amortization of stock appreciation rights and options	1,930	2,217
Other share-based compensation expense	4,660	2,046
Changes in assets and liabilities, net of acquisitions	33,574	1,406
Other, net	(13,675)	(8,766)
Net Cash provided by Operating Activities	203,409	169,624
Cash Flows from Investing Activities
Acquisition of businesses, net of cash acquired	(30,023)	(37,237)
Capital expenditures	(12,177)	(16,223)
Proceeds from property sales	691	1,809
Net Cash used in Investing Activities	(41,509)	(51,651)
Cash Flows from Financing Activities
Long-term debt borrowings	—	25,000
Long-term debt repayments	(82,070)	(39,803)
Interest rate swap settlement payments	(2,122)	—
Payment of debt issuance costs	(399)	(22)
Dividends paid	(37,772)	(36,420)
Acquisition holdback payments	(2,344)	(2,440)
Taxes paid for shares withheld for equity awards	(5,990)	(2,604)
Exercise of stock appreciation rights and options	163	330
Net Cash used in Financing Activities	(130,534)	(55,959)
Effect of Exchange Rate Changes on Cash	4,099	(4,769)
Increase in cash and cash equivalents	35,465	57,245
Cash and Cash Equivalents at Beginning of Period	268,551	108,219
Cash and Cash Equivalents at End of Period	$304,016	$165,464

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

The Company supplemented the reporting of financial information determined under U.S. generally accepted accounting principles (GAAP) with reporting of non-GAAP financial measures. The Company believes that these non-GAAP measures provide meaningful information to assist shareholders in understanding financial results, assessing prospects for future performance, and provide a better baseline for analyzing trends in our underlying businesses. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These non-GAAP financial measures should not be considered in isolation or as a substitute for reported results. These non-GAAP financial measures reflect an additional way of viewing aspects of operations that, when viewed with GAAP results, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review company financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Reconciliation of Net income (loss) and Net income (loss) per share, GAAP financial measures, with Adjusted Net income and Adjusted Net income per share, non-GAAP financial measures:

	Three Months Ended March 31, 2021
	Pre-tax	Tax Effect	Net of Tax	Per Share Diluted Impact	Tax Rate
Net income and net income per share	$68,516	$12,453	$56,063	$1.42	18.2%
Non-routine income	(2,609)	(613)	(1,996)	(0.05)	23.5%
Adjusted net income and net income per share	$65,907	$11,840	$54,067	$1.37	18.0%

	Three Months Ended March 31, 2020
	Pre-tax	Tax Effect	Net of Tax	Per Share Diluted Impact	Tax Rate
Net loss and net loss per share	$(85,327)	$(2,550)	$(82,777)	$(2.14)	3.0%
Intangible and other impairment	131,000	12,200	118,800	3.07	9.3%
Non-routine costs	5,997	1,396	4,601	0.12	23.3%
Non-routine tax benefit	-	1,010	(1,010)	(0.03)	N/M
Adjusted net income and net income per share	$51,670	$12,056	$39,614	$1.02	23.3%

	Nine Months Ended March 31, 2021
	Pre-tax	Tax Effect	Net of Tax	Per Share Diluted Impact	Tax Rate
Net income and net income per share	$103,180	$17,667	$85,513	$2.18	17.1%
Intangible and other impairment	49,528	11,769	37,759	0.96	23.8%
Non-routine costs	7,772	1,847	5,925	0.15	23.8%
Non-routine income	(2,609)	(613)	(1,996)	(0.05)	23.5%
Adjusted net income and net income per share	$157,871	$30,670	$127,201	$3.24	19.4%

	Nine Months Ended March 31, 2020
	Pre-tax	Tax Effect	Net of Tax	Per Share Diluted Impact	Tax Rate
Net loss and net loss per share	$15,157	$21,104	$(5,947)	$(0.15)	139.2%
Intangible and other impairment	131,000	12,200	118,800	3.07	9.3%
Non-routine costs	7,452	1,747	5,705	0.15	23.4%
Non-routine tax benefit	-	1,010	(1,010)	(0.03)	N/M
Adjusted net income and net income per share	$153,609	$36,061	$117,548	$3.04	23.5%

Reconciliation of Net Income, a GAAP financial measure, to EBITDA, a non-GAAP financial measure:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Net Income (Loss)	$56,063	$(82,777)	$85,513	$(5,947)
Interest expense, net	7,608	8,805	22,919	28,447
Income tax expense (benefit)	12,453	(2,550)	17,667	21,104
Depreciation and amortization of property	5,080	5,380	15,641	15,997
Amortization of intangibles	8,236	10,048	26,238	30,617
EBITDA	$89,440	$(61,094)	$167,978	$90,218
Intangible and other impairment	—	131,000	49,528	131,000
Non-routine costs	—	5,997	7,772	7,452
Non-routine income	(2,609)	—	(2,609)	—
Adjusted EBITDA	$86,831	$75,903	$222,669	$228,670

The Company defines EBITDA as Earnings from operations before Interest, Taxes, Depreciation, and Amortization, a non-GAAP financial measure. Adjusted EBITDA excludes items that may not be indicative of core operating results, a non-GAAP financial measure.

Reconciliation of Net Cash provided by Operating activities, a GAAP financial measure, to Free Cash Flow, a non-GAAP financial measure:
	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Net Cash provided by Operating Activities	$44,053	$64,725	$203,409	$169,624
Capital expenditures	(3,728)	(4,258)	(12,177)	(16,223)
Free Cash Flow	$40,325	$60,467	$191,232	$153,401

Free cash flow is defined as net cash provided by operating activities less property purchases, a non-GAAP financial measure.